Exhibit 10.1

THIRD AMENDMENT

TO THE

ADOLOR CORPORATION

AMENDED AND RESTATED 1994 EQUITY COMPENSATION PLAN

In accordance with the power reserved to it in Section 15.1 of the Adolor Corporation Amended and Restated 1994 Equity Compensation Plan (the “Plan”), the Board of Directors of Adolor Corporation (the “Company”) hereby amends the Plan, effective January 1, 2007 as follows:

1.	The definition of Fair Market Value in Section 1 of the Plan is amended to add the following sentence at the end thereof:

“Notwithstanding the foregoing, if Shares are listed on a national stock exchange or traded on an over-the-counter market, solely for purposes of determining the Exercise Price of any Option granted hereunder, the Fair Market Value per Share shall be the closing sales price on the applicable exchange or market on the date such Option is granted.”

2.	Section 10.2(a)(iv) is amended in its entirety to read as follows:

“(iv) if approved by the Administrator in its discretion, by assigning to the Company a sufficient amount of the proceeds from the sale of Shares to be acquired pursuant to such exercise and instructing the broker or selling agent to pay that amount to the Company, which amount shall be paid in cash to the Company on the date such Shares are issued to the Optionee; or”

3.	Section 15.1 is amended to add the following sentence at the end thereof:

“In addition, except pursuant to Section 16 below, no amendment shall be effective without the approval of the holders of the Common Stock that results in (1) any material increase in the number of shares to be issued under the Plan (other than as permitted by Section 16); (2) any material increase in benefits to Optionees, including any material change to: (i) permit a repricing (or decrease in exercise price) of outstanding Options, (ii) reduce the price at which Shares or Options to purchase Shares may be offered, or (iii) extend the duration of the Plan; (3) any material expansion of the class of persons eligible to receive Options; or (4) the grant of any awards other than Options under the Plan.”

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To record the adoption of this Third Amendment to the Plan, the Company has caused its authorized officers to affix its corporate name and seal this 13th day of December, 2006.

[CORPORATE SEAL]	ADOLOR CORPORATION

Attest:	By: